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                                   EXHIBIT 5

               Opinion and Consent of Brobeck, Phleger & Harrison
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                          BROBECK, PHLEGER & HARRISON
                             Two Embarcadero Place
                                 2200 Geng Road
                       Palo Alto, California  94303-0913




                               September 27, 1994



Coram Healthcare Corporation
4675 MacArthur Court, Suite 1250
Newport Beach
CA 92660


   Re:   Registration Statement for Offering of 8,189,779 Shares of
         Common Stock


Ladies and Gentlemen:

        We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of (i) 7,600,000 shares of Common Stock issuable under the Company's 1994 Stock Option/Stock Issuance Plan, (ii) 300,000 shares of Common Stock issuable under the Company's Employee Stock Purchase Plan and (iii) 289,779 shares of Common Stock issuable pursuant to the HealthInfusion, Inc. Amended and Restated Stock Option Plan (the "HealthInfusion Plan").

        The options issuable under the HealthInfusion Plan were assumed by the Company in connection with the July 8, 1994 merger pursuant to which T2 Medical Inc., Curaflex Health Services, Inc., HealthInfusion, Inc. and Medisys, Inc. became separate wholly-owned subsidiaries of the Company.

        We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the 1994 Stock Option/Stock Issuance Plan, the Employee Stock Purchase Plan or the HealthInfusion Plan and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,

                                        /s/ Brobeck, Phleger & Harrison

                                        BROBECK, PHLEGER & HARRISON